Exhibit 10.1

PENN ENTERTAINMENT, INC.

2022 LONG

TERM INCENTIVE

COMPENSATION

PLAN

AS AMENDED ON JUNE 6, 2023.

PENN ENTERTAINMENT, INC.

2022 LONG TERM INCENTIVE COMPENSATION PLAN

As Amended on June 6, 2023

ARTICLE I
PURPOSE

The 2022 Long Term Incentive Compensation Plan is intended to advance the interests of PENN Entertainment, Inc., a Pennsylvania corporation, and its shareholders by providing a means by which the Company and its subsidiaries and affiliates shall be able to motivate selected Employees, Directors and Consultants to direct their efforts to those activities that will contribute materially to the Company’s success. The Plan is also intended to serve the best interests of the shareholders by linking remunerative benefits paid to selected Employees, Directors and Consultants who have substantial responsibility for the successful operation, administration and management of the Company and/or its subsidiaries and affiliates with the enhancement of shareholder value while such selected Employees, Directors and Consultants increase their proprietary interest in the Company. Finally, the Plan is intended to enable the Company to attract and retain in its service highly qualified persons for the successful conduct of its business.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

SECTION 2.1	DEFINITIONS

The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:

Act. The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time.

Award. A grant of one of the following under the Plan: “Stock Option Award,” “Stock Appreciation Right Award,” “Restricted Stock Award,” “Restricted Stock Unit Award,” “Other Award,” and “Performance Award,” all as further defined herein.

Award Agreement. The written instrument delivered by the Company to a Grantee evidencing an Award, and setting forth such terms and conditions of the Award, including, without limitation, any restrictive covenants, as may be deemed appropriate by the Grantor. The Award Agreement shall be in a form approved by the Grantor, and once executed, shall be amended from time to time to include such additional or amended terms and conditions as the Grantor may specify after the execution in the exercise of the Grantor’s powers under the Plan.

Award Period. With respect to a Performance Award, a period of one or more Performance Periods, beginning on the first day of the first Performance Period, and ending on the date following the end of the final Performance Period that the Committee makes its determination with respect to the final vesting of the Performance Award or, if earlier, the date of the Committee determination following a Change of Control in accordance with Article XIII.

Award Target. With respect to a Grantee’s Performance Award for an Award Period, a percentage of such Grantee’s total target long-term incentive value calculated at the beginning of the Award Period and expressed as a number of Performance Shares and/or Performance Units, or, in the Grantor’s discretion, as a dollar amount. The Award Target may be allocated by the Grantor among the Performance Periods within the Award Period.

Beneficiary. Any individual, estate or trust who or which by designation of a Holder pursuant to Section 12.3 or operation of law succeeds to the rights and obligations of the Holder under the Plan and one or more Award Agreements.

Board. The Board of Directors of the Company, as it may be constituted from time to time. For the avoidance of doubt, the Board shall not include any director emeritus or chairman emeritus.

Cause. Fraud, embezzlement, theft or dishonesty against the Company, conviction of a felony, willful misconduct, being found unsuitable by a regulatory authority having jurisdiction over the Company, willful and wrongful disclosure of confidential information, engagement in competition with the Company and any other conduct defined as cause in any agreement between a Grantee and the Company or any Subsidiary, in each case during employment with the Company and all Subsidiaries or service as a Director, as the case may be.

CEO. The Chief Executive Officer of the Company or his or her designee(s).

Change of Control.

(a)    With respect to Awards that are not “deferred compensation” under Section 409A of the Code, any of the following events shall constitute a Change of Control for purposes of this Plan:

(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below; or

(ii)   consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board (as defined in Subsection (iv)) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iii)  individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(b)   With respect to Awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code with respect to such Awards, each of the foregoing events shall only be deemed to be a Change of Control for purposes of the Plan to the extent such event qualifies as a “change in control event” for purposes of Section 409A of the Code. The Grantor shall be entitled to amend or interpret the terms of any Award to the extent necessary to avoid adverse Federal income tax consequences to a Grantee under Section 409A of the Code.

Clawback Policy. Clawback Policy shall mean the PENN Entertainment, Inc. Executive Incentive Compensation Recoupment Policy, adopted as of November 9, 2022, and as amended from time to time.

Code. The Internal Revenue Code of 1986, as amended from time to time.

Committee. The Compensation Committee of the Board.

Common Stock. Common stock of the Company, par value $0.01.

Company. PENN Entertainment, Inc., a Pennsylvania corporation, and its successors and assigns.

Consultant. Any consultant or advisor to the Company or a Subsidiary.

Date of Grant. The date as of which the Grantor grants an Award.

Director. A member of the Board who is not also an employee of the Company or any Subsidiary, and, for purposes of this Plan, any director emeritus or chairman emeritus.

Effective Date. June 7, 2022, the date on which the shareholders of the Company originally approved the Plan.

Employee. An employee of the Company or any Subsidiary or “parent corporation” within the meaning of Section 424(e) of the Code.

Fair Market Value. With respect to the Common Stock on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on a securities exchange, as determined in a manner specified by the Committee determined in accordance with Section 409A of the Code. A “business day” is any day on which the relevant market is open for trading.

Grantee. A current or former Employee, Director or Consultant to whom an Award is or has been granted.

Grantor. With respect to an Award granted to an Employee or Consultant, the Committee or the CEO (with respect to Nonreporting Persons), as the case may be, that grants the Award. With respect to an Award granted to a Director, the Board is the Grantor.

Holder. The individual who holds an Award, who shall be the Grantee or a Beneficiary.

Incentive Stock Option or ISO. An Option that is intended to meet, and structured with a view to satisfying, the requirements of Section 422 of the Code and is designated by the Grantor as an Incentive Stock Option.

Non-Qualified Stock Option. An Option that is not designated by the Grantor as an Incentive Stock Option, or an Option that is designated by the Grantor as an Incentive Stock Option if it does not satisfy the requirements of Section 422 of the Code.

Nonreporting Person. A Grantee who is not subject to Section 16 of the Act.

Option or Stock Option. A right granted pursuant to Article V.

Option Period. The period beginning on the Date of Grant of an Option and ending on the date the Option terminates.

Option Price. The per share price at which shares of Common Stock may be purchased upon exercise of a particular Option.

Other Award. Awards granted pursuant to Article IX.

Performance Award. An Award of Performance Shares and/or Performance Units.

Performance Goals. One or more performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Grantor in the Award. The Grantor shall appropriately adjust any Performance Goal to take into account the impact of any extraordinary, unusual or non-recurring event or condition as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s securities filings, including, without limitation: asset write-downs; litigation, claims, judgments, settlements; currency fluctuations and other non-cash charges; changes in applicable law, rule or regulation or accounting principles; accruals for reorganization and restructuring programs; costs incurred in the pursuit of acquisition opportunities; strikes, delays or similar disruptions by organized labor, guilds or horsemen’s organizations; national macroeconomic conditions; terrorism and other international hostilities; or significant regional weather events.

Performance Level. The applicable percentage of achievement of a Performance Goal established by the Grantor with respect to a Performance Period. The Performance Levels may include, without limitation, Target Performance, Threshold Performance, and Maximum Performance.

Performance Shares. An Award of Restricted Stock that is subject to the achievement of one or more Performance Goals as determined by the Grantor, and granted pursuant to Article X.

Performance Units. An Award of Restricted Stock Units that is subject to the achievement of one or more Performance Goals as determined by the Grantor, and granted pursuant to Article X.

Plan. PENN Entertainment, Inc. 2022 Long Term Incentive Compensation Plan, as set forth herein and as amended from time to time.

Prior Plan. Each of the Penn National Gaming, Inc. 2018 Long Term Incentive Plan and the Score Media and Gaming Inc. Second Amended and Restated Stock Option and Restricted Stock Unit Plan.

Reporting Person. A Grantee who is subject to Section 16 of the Act.

Restricted Period. The period of time beginning with the Date of Grant of a Restricted Stock Award and ending when the Restricted Stock is forfeited or when all conditions for vesting are satisfied.

Restricted Stock. Shares of Common Stock issued pursuant to a Restricted Stock Award.

Restricted Stock Award. An Award of Restricted Stock under Article VII.

Restricted Stock Unit or RSU. A unit used solely as a device for the measurement and determination of the amount to be paid on behalf of a Grantee as described in Article VIII. An RSU represents the right to receive, at a future date and without payment to the Company, shares of Common Stock (which may be Restricted Stock), an amount of cash equal to the value of a share of Common Stock or any combination thereof, as determined by the Grantor in accordance with Article VIII. RSUs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the RSUs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash or shares of Common Stock (which may be Restricted Stock) as provided in Article VIII.

Restricted Stock Unit Award. An Award of RSUs under Article VIII.

Rule 16b-3. Rule 16b-3 of the General Rules and Regulations under the Act, or any law, rule, regulation or other provision that may hereafter replace such Rule.

SAR Base Amount. An amount set forth in the Award Agreement for a SAR.

Securities Act. The Securities Act of 1933, as now in effect or as hereafter amended from time to time.

Stock Appreciation Right or SAR. A unit used solely as a device for the measurement and determination of the amount to be paid on behalf of Grantees as described in Article VI. A SAR represents the right to receive, at a future date and without payment to the Company, shares of Common Stock (which may be Restricted Stock), an amount of cash equal to the value of a share of Common Stock or any combination thereof, as determined by the Grantor in accordance with Article VI. SARs shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the SARs shall be and remain the sole property of the Company and all Grantees’ rights hereunder are limited to the rights to receive cash and shares of Common Stock (which may be Restricted Stock) as provided in Article VI.

Stock Appreciation Rights Award. An Award of SARs under Article VI.

Stock Option Award. An Award of Options under Article V.

Subsidiary. Any corporation, partnership, joint venture or other entity in which the Committee has determined that the Company had made, directly or indirectly through one or more intermediaries, a substantial investment or commitment, including, without limit, through the purchase of equity or debt or the entering into of a management agreement or joint operating agreement. In the case of Incentive Stock Options, Subsidiary shall mean any entity that qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

Ten Percent Shareholder. A person owning shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) or parent corporation (within the meaning of Section 424(e) of the Code).

SECTION 2.2	CONSTRUCTION

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section. The words “includes,” “including” and other similar compounds of the word “include” shall mean and refer to including without limitation. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.

ARTICLE III
STOCK AVAILABLE FOR AWARDS

SECTION 3.1	COMMON STOCK

Shares of Common Stock may be delivered under the Plan, such shares to be made available from authorized but unissued shares or from shares reacquired by the Company, including shares purchased in the open market.

SECTION 3.2	NUMBER OF SHARES DELIVERABLE

Subject to adjustments as provided in Section 11.2, 13,870,000 shares of Common Stock may be issued under the Plan plus any shares of Common Stock subject to outstanding awards under each Prior Plan as of the Effective Date that are forfeited or settled for cash. Any Awards that are not settled in shares of Common Stock shall not count against this limit.

The Plan will remain in place until all of the Awards granted thereunder have been paid or expired.

SECTION 3.3	REUSABLE SHARES

Shares of Common Stock subject to an Award that are forfeited to the Company shall again be available for issuance under the Plan. For the avoidance of doubt, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option or SAR, (ii) shares of Common Stock used to pay the Option Price or withholding taxes related to an outstanding Stock Option or SAR, or the withholding taxes related to any other outstanding Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option Price.

ARTICLE IV
AWARDS AND AWARD AGREEMENTS

SECTION 4.1	GENERAL

4.1.1      Subject to the provisions of the Plan, the Committee may at any time (i) determine and designate those Reporting Persons who are Employees to whom Awards are to be granted; (ii) determine the time or times when Awards to Reporting Persons who are Employees shall be granted; (iii) determine the form or forms of Awards to be granted to any Reporting Person who is an Employee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Reporting Person who is an Employee; (v) determine the terms and conditions of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Reporting Person who is an Employee; (vi) determine the maximum aggregate number of shares or, for purposes of Awards payable in cash, the aggregate amount of cash subject to Awards to be granted to Nonreporting Persons, as a group, who are Employees; and (vii) determine the general form or forms of Awards to be granted to Nonreporting Persons who are Employees.

4.1.2      The Committee or the CEO, subject to the provisions of the Plan and authorization by the Committee, may, at any time and from time to time, (i) determine and designate those Nonreporting Persons who are Employees or Consultants to whom Awards are to be granted; (ii) determine the time or times when Awards to Nonreporting Persons who are Employees or Consultants shall be granted; (iii) determine the form or forms of Awards to be granted to any Nonreporting Person who is an Employee or Consultant, from among the form or forms approved by the Committee; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to any Nonreporting Person who is an Employee or Consultant; and (v) determine the terms and conditions of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Nonreporting Person who is an Employee or Consultant. Notwithstanding the foregoing, the Committee may, in its discretion, establish a maximum annual limit on the aggregate Awards that may be granted by the CEO, and/or a maximum annual limit on the Awards that may be granted by the CEO to any individual Nonreporting Person.

4.1.3      Subject to the provisions of the Plan, the Board may, at any time, (i) determine and designate those Directors to whom Awards, other than Incentive Stock Options, are to be granted; (ii) determine the time or times when Awards to Directors shall be granted; (iii) determine the form or forms of Awards to be granted to any Director; (iv) determine the number of shares of Common Stock or dollar amounts subject to or denominated by each Award to be granted to a Director; and (v) determine the terms and condition of each Award (including, without limitation, any Performance Goals and Performance Levels) to a Director.

4.1.4      Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to awards or grants under any other employee plan maintained by the Company or its Subsidiaries. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date.

SECTION 4.2	ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to receive Awards under the Plan. Additionally, except to the extent it would result in adverse tax consequences under Section 409A of the Code and, if the Securities Act applies, provided such recipient is eligible to be offered securities registrable on Form S-8 under the Securities Act, or the Company determines that an Award granted to such person need not comply with the requirements of Form S-8 and will satisfy an exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions, prospective employees, directors, consultants and advisors who have accepted offers of employment, service or consultancy from the Company or a Subsidiary (and who will be an Employee, Director or Consultant once employment or services to the Company or a Subsidiary commences) shall be eligible to receive Awards under the Plan; provided, however, only current employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options under the Plan.

SECTION 4.3	TERMS AND CONDITIONS; AWARD AGREEMENTS

4.3.1     Terms and Conditions. Each Award granted pursuant to the Plan shall be subject to all of the terms, conditions and restrictions provided in the Plan and such other terms, conditions and restrictions, if any, as may be specified by the Grantor with respect to the Award in the Award Agreement or as may be specified thereafter by the Grantor in the exercise of its or his or her, as the case may be, powers under the Plan. Without limiting the foregoing, it is understood that the Grantor may, at any time after the granting of an Award hereunder, specify such amended or additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, compliance with Federal and state securities laws, compliance with Federal and state gaming or racing laws, compliance with Federal and state tax laws that would otherwise result in adverse and unintended tax consequences for a Grantee, the Company or any Subsidiary and methods of withholding or providing for the payment of required taxes. The terms, conditions and restrictions with respect to any Award, Grantee or Award Agreement need not be identical with the terms, conditions and restrictions with respect to any other Award, Grantee or Award Agreement.

4.3.2      Award Agreements. Except as otherwise provided in the Plan, each Award granted pursuant to the Plan shall be evidenced by an Award Agreement and shall comply with, and be subject to, the provisions of the Plan.

4.3.3      Minimum Vesting Requirement. All Awards granted under this Plan shall be subject to a minimum one-year vesting period following the Date of Grant, with no portion of the Award vesting or becoming exercisable prior to the end of such one-year period; provided, however, that up to five percent (5%) of the Shares available for distribution under this Plan may be granted pursuant to Awards without such minimum vesting requirement; and provided further that such minimum vesting requirement shall not prevent acceleration of vesting or exercisability pursuant to Article XIII, for Awards issued under Section 11.2.3, or pursuant to the terms of an Award Agreement relating to termination of employment or service.

4.3.4      Dividends and Dividend Equivalents. The Committee may grant any Award with dividends or dividend equivalents, as applicable, based on the dividends declared on Common Stock, to be credited as of the dividend payment date(s), during the period between the Date of Grant and the date the Award is exercised, vests or expires, as determined by the Committee and as set forth in the Award Agreement. Notwithstanding the foregoing, such dividends and dividend equivalents on Awards shall accrue and only be paid to the extent the Award becomes vested.

SECTION 4.4	AWARD LIMITS FOR DIRECTORS

In any one calendar year, the Board shall not grant to any one Director Awards with a value which is in excess of $750,000 in value (calculated as of the date of grant in accordance with applicable financial accounting rules).

ARTICLE V
OPTIONS

SECTION 5.1	AWARD OF OPTIONS

5.1.1      Grants. The Committee may grant Stock Option Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Stock Option Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards determined by the Committee under Section 4.1.2. The Board may grant Options to such Directors as the Board may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each Option relates. A Stock Option entitles the holder thereof to purchase full shares of Common Stock at a stated price for a specified period of time.

5.1.2      Types of Options

5.1.2.1   Employees. Options granted to Employees pursuant to the Plan may be either in the form of Incentive Stock Options or in the form of Non-Qualified Stock Options.

5.1.2.2   Directors. Options granted to Directors and Consultants pursuant to the Plan will be in the form of Non-Qualified Stock Options.

5.1.3      Internal Revenue Code Limits. Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as “incentive stock options” (and will be deemed to be Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

SECTION 5.2	OPTION PRICE

The Option Price of Common Stock covered by each Option shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, in the case of an Incentive Stock Option granted to Ten Percent Shareholder, the Option Price shall be no less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

SECTION 5.3	OPTION PERIODS

The Grantor shall determine the term of each Option which shall be reflected in the Award Agreement. No Option may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant; provided, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

SECTION 5.4	EXERCISABILITY

5.4.1      Subject to the terms of the Award Agreement and Article XIII, each Option shall be exercisable at any time or times during the term of the Option and subject to such conditions as the Grantor may prescribe in the applicable Award Agreement.

5.4.2      Except as provided in an Award Agreement, an Option may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant. No Option may be exercised for a fractional share.

5.4.3     Method of Exercise. A Holder may exercise an Option, in whole or in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.

SECTION 5.5	TIME AND METHOD OF PAYMENT FOR OPTIONS

5.5.1      Form of Payment. The Holder shall pay the Option Price in cash or, with the Grantor’s permission and according to such rules as it may prescribe, by delivering shares of Common Stock already owned by the Holder having a Fair Market Value on the date of exercise equal to the Option Price, or a combination of cash and such shares. The Grantor may also permit payment in accordance with a cashless exercise program under which, if so instructed by the Holder, shares of Common Stock may be issued directly to the Holder’s broker or dealer who in turn will sell the shares and pay the Option Price in cash to the Company from the sale proceeds. Finally, the Grantor may permit payment by reducing the number of shares of Common Stock delivered upon exercise by an amount equal to the largest number of whole shares of Common Stock with a Fair Market Value that does not exceed the Option Price, with the remainder of the Option Price being payable in cash.

5.5.2      Time of Payment. Except in the case where exercise is conditioned on a simultaneous sale of the Option shares pursuant to a cashless exercise, the Holder shall pay the Option Price before an Option is exercised.

5.5.3      Methods for Tendering Shares. The Grantor shall determine acceptable methods for tendering shares of Common Stock as payment upon exercise of an Option and may impose such limitations and restrictions on the use of shares of Common Stock to exercise an Option as it or he or she, as the case may be, deems appropriate.

SECTION 5.6	DELIVERY OF SHARES PURSUANT TO EXERCISE OF OPTION

No shares of Common Stock shall be delivered pursuant to the exercise, in whole or in part, of any Option, unless and until (i) payment in full of the Option Price for such shares is received by the Company and (ii) compliance with all applicable requirements and conditions of the Plan, the Award Agreement and such rules and regulations as may be established by the Grantor, that are preconditions to delivery. Following exercise of the Option and payment in full of the Option Price and compliance with the conditions described in the preceding sentence, the Company shall promptly effect the issuance to the Grantee of such number of shares of Common Stock as are subject to the Option exercise.

ARTICLE VI
STOCK APPRECIATION RIGHTS

SECTION 6.1	AWARD OF SARS

6.1.1      Grants. The Committee may grant Stock Appreciation Rights Awards to such Reporting Persons who are Employees, as the Committee may select in its sole discretion. The Committee or the CEO also may grant Stock Appreciation Rights Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards determined by the Committee under Section 4.1.2. The Board may grant Stock Appreciation Rights to such Directors as the Board may select in its sole discretion. The Grantor shall determine the number of shares of Common Stock to which each SAR relates.

6.1.2      SAR Base Amount. The SAR Base Amount with respect to each SAR shall be determined by the Grantor, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

SECTION 6.2	SAR PERIODS

The Grantor shall determine the term of each SAR. No SAR may be exercised after the expiration of its term. Subject to earlier termination as provided in the Plan, the term shall not exceed ten (10) years from the Date of Grant.

SECTION 6.3	EXERCISABILITY

6.3.1      Subject to the terms of the Award Agreement and Article XIII, each SAR shall be exercisable at any time during the term of the SAR and subject to such conditions as the Grantor may, from time to time, prescribe in the applicable Award Agreement.

6.3.2      Except as provided in an Award Agreement, a SAR may be exercised only during the Grantee’s employment with the Company or any of its Subsidiaries or service as a Director or Consultant.

6.3.3      Method of Exercise. A Holder may exercise a SAR, in whole or in part, by giving notice of exercise to the Company, in a form and manner acceptable to the Company.

SECTION 6.4	PAYMENT AMOUNT, TIME AND METHOD OF PAYMENT WITH RESPECT TO SARS

6.4.1      A SAR entitles the Holder thereof, upon the Holder’s exercise of the SAR, to receive an amount equal to the product of (i) the amount by which the Fair Market Value on the exercise date of one share of Common Stock exceeds the SAR Base Amount for such SAR, and (ii) the number of shares covered by the SAR, or portion thereof, that is exercised.

6.4.2      Any payment which may become due from the Company by reason of a Grantee’s exercise of a SAR may be paid to the Grantee all in cash, all in shares of Common Stock or partly in shares and partly in cash, as provided in the Award Agreement.

6.4.3      In the event that all or a portion of the payment is made in shares of Common Stock, the number of shares of Common Stock received shall be determined by dividing the amount of the payment by the Fair Market Value of a share of Common Stock on the exercise date of the SAR. Cash will be paid in lieu of any fractional share of Common Stock.

6.4.4      Amounts payable in connection with a SAR shall be paid to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Committee or Grantor.

ARTICLE VII
RESTRICTED STOCK AWARDS

SECTION 7.1	GRANTS

The Committee may grant Restricted Stock Awards in such number as it may determine to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant in such number as the Committee or the CEO may determine Restricted Stock Awards to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of Awards in general and shares of Restricted Stock in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Restricted Stock Awards to such Directors as the Board may select in its sole discretion. A Restricted Stock Award is a grant of shares of Common Stock subject to those conditions, if any, set forth in the Plan and the Award Agreement.

SECTION 7.2	RESTRICTED PERIOD

The Grantor may, from time to time, establish any condition or conditions on which the Restricted Stock Award will vest and no longer be subject to forfeiture. Such conditions may include, without limitation, continued employment by the Grantee or service as a Director, as the case may be, for a period of time specified in the Award Agreement.

SECTION 7.3	RESTRICTIONS AND FORFEITURE

Except as otherwise provided in the Plan or the applicable Award Agreement, the Restricted Stock shall be subject to the following restrictions until the expiration or termination of the Restricted Period: (i) a Holder shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the end of the Restricted Period and the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock and (ii) none of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and until the satisfaction of any and all other conditions specified in the Award Agreement applicable to such Restricted Stock. Upon the forfeiture of any Restricted Stock, such forfeited shares shall be transferred to the Company without further acts by the Holder.

SECTION 7.4	ISSUANCE OF STOCK AND STOCK CERTIFICATE(S)

7.4.1      Issuance. As soon as practicable after the Date of Grant of a Restricted Stock Award, the Company shall cause to be issued in the name of the Grantee (and held by the Company, if applicable, under Section 7.4) such number of shares of Common Stock as constitutes the Restricted Stock awarded under the Restricted Stock Award. Each such issuance shall be subject throughout the Restricted Period to the terms, conditions and restrictions contained in the Plan and/or the Award Agreement.

7.4.2      Custody and Registration. Any issuance of Restricted Stock may be evidenced in such manner as the Grantor may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

SECTION 7.5	SHAREHOLDER RIGHTS

Following registration in the Grantee’s name, during the Restricted Period, the Grantee shall have the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares of Common Stock covered by the Restricted Stock Award, including, but not limited to, the right to vote such shares, subject to the restrictions and forfeitures set forth herein. Notwithstanding the foregoing, all cash dividends and distributions with respect to the shares of Common Stock covered by the Restricted Stock Award that remain subject to restrictions shall accrue and be paid pursuant to Article IV, Section 4.3.4.

SECTION 7.6	DELIVERY OF SHARES

Upon the expiration (without a forfeiture) of the Restricted Period or at such earlier time as provided under the Plan, all shares of Restricted Stock shall be released from all restrictions and forfeiture provisions hereunder, any similar restrictions and forfeiture provisions under the Award Agreement applicable to such shares and all other restrictions and forfeiture provisions of the Plan or such Award Agreement. No payment will be required from the Holder upon the delivery of any shares of Restricted Stock, except that any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid by the Holder in accordance with the requirements of the Plan.

ARTICLE VIII
RESTRICTED STOCK UNIT AWARDS

SECTION 8.1	GRANTS

The Committee may grant Restricted Stock Unit Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Restricted Stock Unit Awards in such number as the Committee or the CEO may determine to such Nonreporting Persons who are Employees or Consultants, as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate number of Awards in general and Restricted Stock Unit Awards in particular established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Restricted Stock Unit Awards to Directors as the Board may select in its sole discretion.

SECTION 8.2	VESTING OF RESTRICTED STOCK UNIT AWARDS

Restricted Stock Units shall become vested as set forth in the applicable Award Agreement unless otherwise described in the Plan.

SECTION 8.3	SETTLEMENT OF RESTRICTED STOCK UNIT AWARDS

Upon vesting of a Restricted Stock Unit Award, the Grantee shall receive the number of shares of Common Stock (which may be Restricted Stock) specified in the Restricted Stock Unit Award, an amount payable in cash determined by multiplying the number of Restricted Stock Units by the Fair Market Value of one share of Common Stock as of the vesting date, or a combination thereof, as specified by the Grantor in the Award Agreement.

SECTION 8.4	TIME OF PAYMENT/ISSUANCE OF SHARES

Amounts payable and/or shares to be issued in connection with a Restricted Stock Unit shall be paid and/or issued to the Holder, as determined by the Grantor and as set forth in the applicable Award Agreement or in accordance with such rules, regulations and procedures as may be adopted by the Grantor but in no event later than two and one-half months following the end of the calendar year in which a restriction lapses or a vesting condition is met.

ARTICLE IX
OTHER AWARDS

SECTION 9.1	GRANTS

The Committee may grant Other Awards to such Reporting Persons who are Employees as the Committee may select in its sole discretion. The Committee or the CEO also may grant Other Awards to such Nonreporting Persons who are Employees or Consultants as the Committee or the CEO may select in its or his or her, as the case may be, sole discretion; provided, however, such grants shall be subject to any maximum aggregate amount of Awards in general and Other Awards in particular (if any) established by the Committee for grants under the Plan for Nonreporting Persons who are Employees or Consultants as a group. The Board may grant Other Awards to such Directors as the Board may select in its sole discretion. An Other Award may or may not be evidenced by an Award Agreement.

SECTION 9.2	DESCRIPTION OF OTHER AWARDS

An Other Award may be a grant of a type of equity-based, equity-related, or cash based Award not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as determined by the Grantor, from time to time, under the Plan. Such Awards may provide for the payment of shares of Common Stock or cash or any combination thereof to a Grantee. The value of a cash-based Other Award shall be determined by the Grantor.

ARTICLE X
PERFORMANCE AWARDS

SECTION 10.1	GENERAL

An Award described in Article VII or VIII may take the form of a Performance Award to the extent that the Grantor makes it subject to the achievement of one or more Performance Goals during one or more Performance Periods, as described in this Article X.

SECTION 10.2	PERFORMANCE AWARD AGREEMENTS

10.2.1    Terms of Performance Awards. Prior to or as soon as administratively feasible after the first day of each Award Period, the Grantor shall establish in writing the Performance Award terms, including, without limitation, the Award Target and the applicable Performance Goals, the Performance Levels for the first Performance Period, the nature of the Performance Award (e.g., Performance Shares, Performance Units, or a combination thereof), and the Award Period. Thereafter, the Grantor shall establish the applicable Performance Goals for each of the subsequent Performance Periods in an Award Period prior to, or as soon as practicable after the beginning of, each such Performance Period. The terms of the Performance Award established by the Grantor pursuant to this Section 10.2 shall in each case be subject to adjustment as determined by the Grantor in its discretion as a result of changes in accounting principles and other significant extraordinary items or events.

10.2.2    Issuance of Award Agreements for Performance Awards. An Award Agreement shall be provided to each Grantee to whom a Performance Award is granted as promptly as practicable after such grant. After the Grantor establishes the Performance Goals and Performance Levels applicable to a Performance Period, the Company will notify the Grantee in writing of such Performance Goals and Performance Levels.

SECTION 10.3	DETERMINATION OF PERFORMANCE GOAL ACHIEVEMENT AND SETTLEMENT OF PERFORMANCE AWARDS

As soon as administratively feasible after the end of each Performance Period, the Grantor shall determine whether the Performance Goals have been achieved for such Performance Period, and the level of such achievement. Upon such determination, the Grantee will have credited to his or her account a number of Performance Shares and/or Performance Units for such Performance Period based on the Grantor’s determination of Performance Goal achievement and Performance Levels as set forth in the Grantee’s Award Agreement. Any Performance Shares and/or Performance Units credited in accordance with this Section 10.3 shall remain subject to restrictions until the end of the Award Period, unless the lapse of such restrictions is accelerated as set forth in the Award Agreement or in Article XIII. At the end of the Award Period, any Performance Units credited to the Grantee’s account will be settled in shares of Common Stock, cash or a combination thereof, as determined by the Grantor and as set forth in the Award Agreement.

SECTION 10.4	CONTINUED ELIGIBILITY FOR AND FORFEITURE OF PERFORMANCE AWARDS

Except as provided in Article XIII, an Award Agreement or an agreement with the Company or a Subsidiary providing for severance benefits, each Grantee who receives a Performance Award must remain continuously employed by, or in the service of (as applicable), the Company or any Subsidiary from the date he or she receives such Performance Award until the last day of the Award Period.

ARTICLE XI
CERTAIN TERMS APPLICABLE TO ALL AWARDS

SECTION 11.1	WITHHOLDING TAXES

The Company and any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or a Subsidiary to satisfy statutory withholding obligations for the payment of such taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit or require a Grantee to satisfy, in whole or in part, the foregoing tax withholding by (i) the delivery of shares of Common Stock (which, except as otherwise determined by the Committee, are not subject to any pledge or other security interest and that meet such requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to satisfy a tax withholding obligation) owned by the Grantee having a Fair Market Value equal to such withholding obligation, or (ii) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award (or, in the case of Restricted Stock, returning to the Company from the shares of Common Stock that would otherwise vest) a number of such shares with a Fair Market Value equal to such withholding obligation, but in no event exceeding the maximum statutory tax rates of the Grantee’s applicable jurisdiction (or such other rate as would not trigger a negative accounting impact), as determined by the Company in its sole discretion.

SECTION 11.2	ADJUSTMENTS TO REFLECT CAPITAL CHANGES

11.2.1 Recapitalization, etc. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock, other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in ASC Topic 718, Compensation-Stock Compensation, or otherwise affects the shares of Common Stock, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

11.2.1.1 the number and type of shares of Common Stock or other securities which thereafter may be made the subject of Awards, including the aggregate limits specified in the Plan;

11.2.1.2 the number and type of shares of Common Stock or other securities subject to outstanding Awards;

11.2.1.3 the grant, purchase, SAR Base Amount or Option Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

11.2.1.4 other value determinations applicable to outstanding Awards.

11.2.2    Sale or Reorganization. After any reorganization, merger or consolidation whether or not the Company is the surviving corporation and unless there is a provision in the sale or reorganization agreement to the contrary, each Grantee shall, at no additional cost, be entitled upon any exercise of an Option or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares of stock or other securities to which such Grantee would have been entitled pursuant to the terms of the reorganization, merger or consolidation if, at the time of such reorganization, merger or consolidation, such Grantee had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Grantee in the event of successive reorganizations, mergers or consolidations of the character described above. Subject to Section 14.1, in the event of a Change of Control, the Grantor may (i) cancel without consideration any outstanding Awards with an exercise price that is more than the Fair Market Value of Common Stock as of the Change of Control, and (ii) in lieu of the substituted shares referenced herein, elect to pay Grantee a cash payment equal to the difference between the exercise price for the Award and the Fair Market Value of the Company’s Common Stock as of the Change of Control.

11.2.3    Equity Plans Acquired in Merger and Acquisition Transactions. After any reorganization, merger or consolidation in which the Company or a Subsidiary shall be a surviving corporation and where such acquired or merged trade or business maintains an equity compensation plan for its employees, directors and/or consultants (the “Target Plan”), the Committee may (i) add to the number of shares of Common Stock that may be issued under this Plan in accordance with Section 3.2 a proportionate number shares available for issuance under the Target Plan, and/or (ii) substitute or replace outstanding awards under the Target Plan with similar Awards issued under this Plan; provided that any such substitution or replacement is consummated in an equitable manner, as determined by the Committee in its discretion, including, without limitation, substitution options granted under the Target Plan with Options under this Plan in accordance with Section 424 of the Code. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Awards.

SECTION 11.3	REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue any certificate or certificates for shares of Common Stock under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the Company’s Common Stock may be listed, and (iii) the completion of any registration or other qualification of such shares of Common Stock under any state or Federal law or ruling or regulations of any governmental body which the Company shall, in its discretion, determine to be necessary or advisable. All share certificates delivered pursuant to this Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with applicable law. The Committee may place legends on any share certificate or book entry to reference restrictions applicable to the shares of Common Stock.

SECTION 11.4	RESTRICTIONS UPON RESALE OF STOCK

If the shares of Common Stock that have been issued to a Holder pursuant to the terms of the Plan are not registered under the Securities Act, pursuant to an effective registration statement, such Holder, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any such shares acquired by such Holder pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and, (ii) that such Holder is acquiring such shares for his or her own account and not with a view to the distribution thereof.

SECTION 11.5	REPORTING PERSON LIMITATION

Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 and any successor provision, any Common Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six (6) months after the earlier of acquisition of the security or the date of grant of the derivative security, if any, pursuant to which the Common Stock or other equity security was acquired.

ARTICLE XII
ADMINISTRATION OF THE PLAN

SECTION 12.1	COMMITTEE

The Plan shall be administered by or under the direction of the Committee.

SECTION 12.2	COMMITTEE ACTIONS

Except for matters required by the terms of the Plan to be decided by the Board or the CEO, the Committee shall have full power and authority to interpret and construe the Plan, to prescribe, amend and rescind rules, regulations, policies and practices, to impose such conditions and restrictions on Awards as it deems appropriate and to make all other determinations necessary or desirable in connection with the administration of, or the performance of its responsibilities under, the Plan.

SECTION 12.3	DESIGNATION OF BENEFICIARY

Each Holder may file with the Company a written designation (in a form prescribed by the Committee) of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Holder may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Holder’s death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Holder’s death, or if no designated Beneficiary survives the Holder or if such designation conflicts with law, the Holder’s estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

SECTION 12.4	NO RIGHT TO AN AWARD OR TO CONTINUED EMPLOYMENT

No Grantee or other person shall have any claim or right to be granted an Award under the Plan. Neither the action of the Company in establishing the Plan, nor any provisions hereof, nor any action taken by the Company, any Subsidiary, the Board, the Committee or the CEO pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of its Subsidiaries, and they shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s right to employ, discipline, discharge, terminate, lay off or retire any Grantee, with or without cause, to discipline any employee, or to otherwise affect the Company’s or a Subsidiary’s right to make employment decisions with respect to any Grantee.

SECTION 12.5	DISCRETION OF THE GRANTOR

Whenever the terms of the Plan provide for or permit a decision to be made or an action to be taken by a Grantor, such decision may be made or such action taken in the sole and absolute discretion of such Grantor and shall be final, conclusive and binding on all persons for all purposes; provided, however, that the Board may review any decision or action of the Grantor and it may reverse or modify such Award, decision or act as it deems appropriate. The Grantor’s determinations under the Plan, including, without limitation the determination of any person to receive Awards and the amount of such Awards, need not be uniform.

SECTION 12.6	INDEMNIFICATION AND EXCULPATION

12.6.1 Indemnification. Each person who is or shall have been a member of the Board or the Committee and each director, officer or employee of the Company or any Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated (each, an “Indemnified Person”), shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of, and shall be in addition to, any other right to which such person may be entitled under the Company’s charter or bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

12.6.2 Exculpation. No Indemnified Person shall be personally liable by reason of any contract or other instrument executed by such person or on such person’s behalf in his or her capacity as an Indemnified Person hereunder, nor for any mistake of judgment made in good faith, unless otherwise provided by law. Each Indemnified Person shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself or herself. In no event shall any Indemnified Person be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, for any action (including the furnishing of information) taken or any failure to act, if in good faith.

SECTION 12.7	UNFUNDED PLAN

The Plan is intended to constitute an unfunded, long-term incentive compensation plan for certain selected Employees and Directors. No special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Company may, but shall not be obligated to, acquire shares of its Common Stock from time to time in anticipation of its obligations under the Plan, but no Grantee shall have any right in or against any shares of Common Stock so acquired. All such shares shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. No obligation or liability of the Company to any Grantee with respect to any right to receive a distribution or payment under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

SECTION 12.8	INALIENABILITY OF RIGHTS AND INTERESTS

The rights and interests of a Holder under the Plan are personal to the Holder and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Holder, and the rights and interests of the Holder or any such person (including, without limitation, any Award distributable or payable under the Plan) shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Holder. If any Holder shall attempt to alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan, (including without limitation, any Award payable under the Plan) then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Holder in such manner and in such proportions as the Committee may consider proper. Notwithstanding the foregoing, the Holder, subject to the approval of the Company may elect to irrevocably transfer some or all of an Award to a family member. For this purpose, a family member shall refer to one or more of the Holder’s spouse, children or grandchildren, or to a trust established solely for the benefit of, or to a partnership whose partners are, the Holder’s spouse, children and grandchildren; provided, however, that:

(i) the Award, once transferred, may not again be transferred except by will or by the laws of descent and distribution;

(ii)   the Award, once transferred, shall remain subject to the same terms and conditions of the Award in effect before the transfer and the transferee of the Award (the “Transferee”) must comply with all other provisions of the Award; and

(iii)  the Holder receives no consideration for such transfer. No transferred Award shall be exercisable following a transfer, as provided for herein, unless the Committee receives written notice from the Holder in a form and manner satisfactory to the Committee, in its sole discretion, to the effect that a transfer of the Award has occurred and the notice identifies the Award transferred, the identity of the Transferee and his or her relationship to the Holder.

SECTION 12.9	AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES

Except as otherwise set forth in any applicable 401(k) plan, payments received by a Grantee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Grantee which is maintained by the Company or any of its Subsidiaries, except as may be determined by the Committee.

SECTION 12.10	NO ISSUANCE OF FRACTIONAL SHARES

The Company shall not be required to deliver any fractional share of Common Stock but, as determined by the Committee, may pay a cash amount to the Holder in lieu thereof, except as otherwise provided in the Plan, equal to the Fair Market Value (determined as of an appropriate date determined by the Committee) of such fractional share.

SECTION 12.11	MODIFICATION FOR INTERNATIONAL GRANTEES

Notwithstanding any provision to the contrary, the Committee may incorporate such provisions, or make such modifications or amendments in Award Agreements of Grantees who reside or are employed outside of the United States of America, or who are citizens of a country other than the United States of America, as the Committee deems necessary or appropriate to accomplish the purposes of the Plan with respect to such Grantee in light of differences in applicable law, tax policies or customs, and to ascertain compliance with all applicable laws.

SECTION 12.12	LEAVES OF ABSENCE

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Grantor shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan and any Award Agreement, and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to Awards that are “deferred compensation” under Section 409A of the Code, to the extent necessary to avoid incurring adverse tax consequences under Section 409A of the Code, any leave of absence taken by the recipient shall constitute a termination of employment within the meaning of the Plan when the recipient has a “separation from service” as defined in Section 409A of the Code and the regulations thereunder.

SECTION 12.13	COMMUNICATIONS

12.13.1  Communications by the Grantor. All notices, statements, reports and other communications made, delivered or transmitted to a Holder or other person under the Plan shall be deemed to have been duly given, made or transmitted, when sent electronically to a Company or Subsidiary e-mail address, when delivered to, or when mailed by first-class mail, postage prepaid and addressed to, such Holder or other person at his or her address last appearing on the records of the Company.

12.13.2  Communications by the Directors, Consultants, Employees, and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company, a Subsidiary, Grantee, Beneficiary or other person to the Committee required or permitted under the Plan shall be transmitted by any means authorized by the Committee or shall be mailed by first-class mail or delivered to the Company’s principal office to the attention of the Company’s Secretary or such other location as may be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee at such location.

SECTION 12.14	PARTIES IN INTEREST

The provisions of the Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Grantee, including, without limitation, such Grantee’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Grantee. The obligations of the Company under the Plan shall be binding upon the Company and its successors and assigns.

SECTION 12.15	SEVERABILITY

Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

SECTION 12.16	COMPLIANCE WITH LAWS

The Plan and the grant of Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, and to make any such other amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

SECTION 12.17	NO STRICT CONSTRUCTION

No rule of strict construction shall be implied against the Company, the Board, the Committee, the CEO or any other person in the interpretation of any of the terms of the Plan, any Award Agreement, any Award granted under the Plan or any rule or procedure established by the Committee or the Board.

SECTION 12.18	MODIFICATION

This document contains all of the provisions of the Plan and no provisions may be waived, modified or otherwise altered except in a writing adopted by the Committee or, with respect to Director Awards, the Board.

SECTION 12.19	GOVERNING LAW

All questions pertaining to validity, construction and administration of the Plan and the rights of all persons hereunder shall be determined with reference to, and the provisions of the Plan shall be governed by and shall be construed in conformity with, the internal laws of the Commonwealth of Pennsylvania without regard to any of its conflict of laws principles.

SECTION 12.20	CLAWBACK POLICY

Notwithstanding anything to the contrary herein, all outstanding Awards constitute “Incentive Compensation” as defined in the Company’s Clawback Policy and pursuant to which the Committee may cancel any Award to the extent that the terms of the Clawback Policy so provide.

ARTICLE XIII
CHANGE OF CONTROL

SECTION 13.1	IMPACT OF CHANGE OF CONTROL

Subject to Section 11.2.2, in the event of a Change of Control, upon a Grantee’s termination of employment by the Grantee’s employer without Cause, or by the Grantee for Good Reason (as defined below), within two (2) years following the Change of Control (or on the date of the Change of Control), then (a) Options (with an exercise price that is less than the Fair Market Value of the Company’s Common Stock at the time of the Change in Control) and SARs shall vest and become fully exercisable, (b) restrictions on Restricted Stock Awards and Restricted Stock Unit Awards shall lapse and such Awards shall become fully vested, (c) any Performance Awards with vesting or other provisions tied to achievement of Performance Goals shall be considered to be vested (and, as applicable, shall be earned and paid) at Target Performance, (d) any Awards payable in cash shall be paid within thirty (30) days after such termination of employment to all Grantees who have been granted such an Award, and (e) such other additional benefits, changes or adjustments as the Committee deems appropriate and fair shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. For purposes of this Section 13.1, “Good Reason” shall mean the occurrence of any of the following events that the Company fails to cure within ten (10) days after receiving written notice thereof from the Grantee (which notice must be delivered within thirty (30) days of the Grantee becoming aware of the applicable event or circumstance): (i) assignment to the Grantee of any duties inconsistent in any material respect with the Grantee’s position (including status, titles, and reporting requirements), authority, duties or responsibilities or inconsistent with the Grantee’s legal or fiduciary obligations; (ii) any reduction in the Grantee’s compensation or substantial reduction in the Grantee’s benefits taken as a whole; (iii) any travel requirements materially greater than the Grantee’s travel requirements prior to the Change of Control; (iv) any office relocation of greater than 50 miles from the Grantee’s then current office; or (v) any breach of any material term of any employment agreement between the Company and the Grantee.

SECTION 13.2	ASSUMPTION UPON CHANGE OF CONTROL

Notwithstanding the foregoing, if in the event of a Change of Control, the successor company does not agree to assume or substitute for an Award, or the Awards will otherwise not remain outstanding after the Change of Control, then, in lieu of such outstanding assumed or substituted Award, the holder shall be entitled to the benefits set forth in the first sentence of Section 13.1 as of the date of the Change of Control, to the same extent as if the holder’s employment or service as a Director or Consultant had been terminated by the Company without Cause as of the date of the Change of Control. For the purposes of this Section 13.2, an Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of any Award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value or consideration shall be made by the Committee before the Change of Control in its sole discretion and its determination shall be conclusive and binding. Any assumption or substitution of the Incentive Stock Option will be made in a manner that will not be considered a “modification” under the provisions of Section 424(h)(3) of the Code.

ARTICLE XIV
AMENDMENT AND TERMINATION

SECTION 14.1	AMENDMENT; NO REPRICING

The Board or the Committee with respect to the Plan, and the Grantor with respect to any Award Agreement, reserve the right at any time to modify, alter or amend, in whole or in part, any or all of the provisions of the Plan or any Award Agreement to any extent and in any manner that it or he, as the case may be, may deem advisable, and no consent or approval by the shareholders of the Company, by any Grantee or Beneficiary, or by any other person, committee or entity of any kind shall be required to make any modification, alteration or amendment; provided, however, that the Board shall not, without the requisite affirmative approval of the shareholders of the Company, make any modification, alteration or amendment that requires shareholders’ approval under any applicable law, the Code or stock exchange requirements. No modification, alteration or amendment of the Plan or any Award Agreement may, without the consent of the Grantee (or the Grantee’s Beneficiaries in case of the Grantee’s death) to whom any Award shall theretofore have been granted under the Plan, adversely affect any material right of such Grantee under such Award, except in accordance with the provisions of the Plan and/or any Award Agreement applicable to any such Award. Subject to the provisions of this Section 14.1, any modification, alteration or amendment of any provisions of the Plan may be made retroactively. Except as otherwise provided in Section 11.2 hereof, neither the Committee nor the Board shall (i) reduce the SAR Base Amount or Option Price, as applicable, of Stock Options or SARs previously awarded to any Grantee, (ii) cancel, surrender, replace or otherwise exchange any outstanding Stock Option or SAR where the Fair Market Value of the Common Stock underlying such Stock Option or SAR is less than its Option Price for a new Stock Option or SAR, another Award, cash, shares of Common Stock or other securities or (iii) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or quoted, without the requisite prior affirmative approval of the shareholders of the Company.

SECTION 14.2	SUSPENSION OR TERMINATION

The Board reserves the right at any time to suspend or terminate, in whole or in part, any or all of the provisions of the Plan for any reason and without the consent of or approval by the shareholders of the Company, any Holder or any other person, committee or entity of any kind; provided, however, that no such suspension or termination shall adversely affect any material right or obligation with respect to any Award theretofore made except as herein otherwise provided.

ARTICLE XV
SECTION 409A

The Company intends that payments and benefits under this Plan and any Award Agreement issued hereunder comply with, or be exempt from, Section 409A of the Code and, accordingly, to the maximum extent permitted, this Plan and any Award Agreement shall be interpreted to be in compliance therewith. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits upon or following a termination of employment or service that are considered “nonqualified deferred compensation” under Section 409A unless such termination is also a “separation from service” within the meaning of Section 409A. If a Grantee is determined to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to Section 409A maintained by the Company and its Subsidiaries), then with regard to any payment that is considered non-qualified deferred compensation under Section 409A payable on account of a “separation from service,” such payment shall be made or provided no earlier than the first day of the seventh month following such Grantee’s “separation from service,” (or upon the Grantee’s death, if earlier). Each payment of an Award under the Plan shall be treated as a separate payment for purposes of Section 409A. In no event shall the Company or any of its directors, members, managers, officers or employees, or the Grantor, be responsible for any tax, penalty, interest or liability that arises as a result of a violation of Section 409A.

ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN

The Plan became effective on the Effective Date. No Award shall be granted under the Plan after the date specified in Section 4.1.4. The Plan will continue in effect for existing Awards as long as any such Awards are outstanding.